[LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]


                              ACCOUNTANT'S CONSENT

THE BOARD OF DIRECTORS AND STOCKHOLDERS
COMTELCO INTERNATIONAL, INC.

      We consent to the use of our report included herein and to the reference to our firm under the heading "experts" in the Prospectus.


                                    /s/ Merdinger, Fruchter, Rosen & Corso P.C.

                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
January 30, 1998